THE CHASE VISTA BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
11/05/99 	Georgia-Pacific Corp. (GP) 7.75% due
                11/15/29 Mdy Baa2/S&P BBB-

Shares            Price         Amount
500,000	        $99.158       $495,790.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A       0.875% 	0.10000%	  1.2000%

     Broker
SBC Warburg Dillon Read

Underwriters of Georgia-Pacific Corp. (GP) 7.75% due
11/15/29 Mdy Baa2/S&P BBB-

U.S. Underwriters              	           Number of Shares
Morgan Stanley Dean Witter                     	150,000,000
Warburg Dillon Read                             150,000,000
Bank of America Securities LLC                   50,000,000
Goldman Sachs & Co.                              50,000,000
Saloman Smith Barney                             50,000,000
Chase Securites, Inc.                            25,000,000
Commerzbank AG                                   25,000,000
   Total                                        500,000,000


THE CHASE VISTA BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
03/02/00 	Raytheon Company (RTN) 7.9%  due
                03/01/03 Mdy Baa2/S&P BBB- (144A)

Shares            Price         Amount
600,000		 $0.99830      $598,980.00

                                      % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A          N/A 	0.075000%	   1.32125%

     Broker
Morgan Stanley Dean Witter

Underwriters of Raytheon Company (RTN) 7.90% due
03/01/03 Mdy Baa2/S&P BBB- (144A)

U.S. Underwriters              	                Number of Shares
Credit Suisse First Boston Corp.		     190,000,000
Morgan Stanley Dean Witter			     190,000,000
Bank of America Securities LLC			      46,000,000
Salomon Smith Barney			              46,000,000
J.P. Morgan Securities			              46,000,000
Chase Securities, Inc.				      44,800,000
Lehman Brothers					      36,800,000
Bank One Capital Markets			      32,000,000
FleetBoston Robertson Stephens			      22,000,000
Wachovia Securities Inc.			      21,200,000
CIBC World Markets				      16,400,000
Credit Lyonnais Securities (USA) I		      16,400,000
SG Cowen Securities Corp.		              16,400,000
BNP Paribas Group				      16,000,000
Commerzbank Capital Markets Corp.		      16,000,000
First Union Securities				      16,000,000
Scotia Capital Inc.				      14,000,000
ABN AMRO					       8,000,000
Williams Capital Group LP			       6,000,000
   Total					     800,000,000